NEITHER THIS WARRANT NOR THE SECURITIES UNDERLYING THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD RESALE OR DISTRIBUTION HEREOF. THIS WARRANT MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT, THE RULES AND REGULATIONS THEREUNDER, OR APPLICABLE STATE SECURITIES LAWS. IN CONNECTION WITH COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, NO EXERCISE, TRANSFER OR DISPOSITION OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT SHALL BE MADE UNLESS THE CONDITIONS SPECIFIED HEREIN ARE SATISFIED.


No.  WA - __________			Number of Shares Purchasable
Issue Date: ______________, _____       Upon Exercise of Warrant: ____________


             Void after 5:00 p.m.  New York Time on [08/01/2006]


                        COMMON STOCK PURCHASE WARRANT
                                     OF
                     CYCLE COUNTRY ACCESSORIES CORP.(CCAC)

     This is to certify that, subject to the provisions of this Common
Stock Purchase Warrant (the "Warrant") and for value received, ________________________________ (the "Holder") is entitled to purchase
_______________________________________________(_________) shares of common stock, $.001 par value per share, (the "Common Stock") subject to adjustment as set forth herein of ______________________________, a [_____________]
corporation (the "Company"), at an exercise price of Four Dollars ($4.00) per share, subject to adjustment as set forth herein (the "Exercise Price"), at any time during the period beginning 08/01/2001 and ending 08/01/2006 or the Redemption Date as defined in Section 10, whichever is earlier (the "Expiration Date"), but not later than 5:00 p.m. eastern standard time on the Expiration Date.



     1.      EXERCISE OF WARRANT.   Subject to the provisions of Section 9
below, this Warrant may be exercised in whole or in part at any time or from time to time on or after 08/01/2001 and until the Expiration Date; provided, however, that if either of such days is a day on which banking institutions are authorized bylaw to close (a "Bank Holiday"), then on the next succeeding day which shall not be a Bank Holiday. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office or at the office of its transfer agent, if any (the "Transfer Agent"). The presentation and surrender of this Warrant for exercise must be accompanied by: (a) the form of subscription which is attached hereto in Annex A (the "Form of Subscription") duly executed with signature guaranteed, and (b) payment of the aggregate Exercise Price for the number of shares specified in such form. If this Warrant should be exercised in part only, upon presentation and surrender of this Warrant to the Company or the Transfer Agent for cancellation, the Company shall execute and deliver a new warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt of this Warrant by the Company at its office or by the Transfer Agent at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise; provided, however that if at the date of surrender of such Warrant and payment of the aggregate Exercise Price, the transfer books for the Common Stock shall be closed, the certificates representing the shares of Common Stock or other securities subject to issuance upon such exercise shall be issuable as of the date on which the Company's transfer books shall next be opened. Until such date, the Company shall be under no duty to deliver any certificate representing such shares of Common Stock or other securities and the Holder shall not be deemed to have become a holder of record or owner of such shares of Common Stock or such other securities. The Company reserves the right to pay any broker-dealer registered under the Securities Exchange Act of 1934, as amended, a fee not to exceed ten percent of the Exercise Price upon the exercise of this Warrant in accordance with applicable federal and state securities laws and applicable regulations of the National Association of Securities Dealers, Inc.

     2. RESERVATION OF SHARES. There shall at all times be reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be subject hereto.

     3. FRACTIONAL SHARES. Notwithstanding any other provision hereof, the Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant. If any fraction of a share would, except for the provisions hereof, be issuable upon the exercise of this Warrant, then: (a) if the fraction of a share otherwise issuable is equal to or less than one-half, the Company shall round down and issue only the largest whole number of shares of Common Stock to which the Holder is otherwise entitled, or (b) if the fraction of a share otherwise issuable is greater than one-half, the Company shall round up and issue one additional share of Common Stock in addition to the largest whole number of shares of Common Stock to which the Holder is otherwise entitled.



     4. EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT. Subject to the provisions of this Section 4 and of Section 9 below, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or the Transfer Agent, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of this Section 4 and of
Section 9 below, upon surrender of this Warrant to the Company or the Transfer Agent accompanied by: (a) the form of assignment which is attached hereto as Annex B (the "Form of Assignment") duly executed; and (b) funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new warrant in the name of the assignee named in the Form of Assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the office of the Company or the Transfer Agent, accompanied by a written notice signed by the Holder hereof specifying the names and denominations in which new warrants are to be issued.
     Notwithstanding anything herein to the contrary, the Company may, without any obligation to do so, at its option, at any time and from time to time prior to the Expiration Date require that the Holder surrender this

Warrant to the Company or the Transfer Agent in exchange for a warrant certificate in engraved or other form as may be approved by the Board of Directors representing this Warrant, bearing such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Board of Directors may deem appropriate, having terms and conditions substantially similar to those contained in this Warrant or which, in the reasonable judgment of the Board of Directors, afford the Holder or Holders of the outstanding Warrants issued by the Company as a class a net benefit when considered under the totality of the circumstances or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage; it being understood and agreed, however, that the terms and conditions of this Warrant may be modified, amended or superseded by the Company at any time hereafter as set forth herein. The term "Warrant" as defined above shall hereafter include any warrant into which this Warrant may be divided, exchanged or combined, and any Warrant as the same may be hereafter modified or amended from time to time.

     5. THEFT, DESTRUCTION, LOSS OR MUTILATION OF WARRANT. Subject to the provisions of Section 4, in the event of the theft, destruction, loss or mutilation of this Warrant, upon receipt by the Company of evidence satisfactory to it of such theft, destruction, loss or mutilation and, in the case of loss, theft or destruction, of such indemnification as the Company may in its discretion impose, and in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver a new warrant of like tenor and date.

     6. RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant represented hereby, the Holder shall not be entitled by virtue hereof to any rights of a stockholder in the Company, either at law or equity. The rights of the Holder are limited to those expressed in this Warrant and are enforceable against the Company only to the extent set forth herein.

     7. ANTI-DILUTION PROVISIONS. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided:

          (a) In case the Company shall issue Common Stock as a dividend upon Common Stock or in payment of a dividend thereon, or shall subdivide the number of outstanding shares of its Common Stock into a greater number of shares or shall contract the number of outstanding shares of its Common Stock into a lesser number of shares, the Exercise Price then in effect shall be adjusted, effective at the close of business on the record date for the determination of stockholders entitled to receive the same, to the price (computed to the nearest cent) determined by dividing (A) the product obtained by multiplying the Exercise Price in effect immediately prior to the close of business on such record date by the number of shares of Common Stock outstanding prior to such divided, subdivision or contraction, by (B) the number of shares of Common Stock outstanding immediately after such dividend, subdivision, or contraction.

          (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares of Common Stock or other securities issuable upon the exercise of this Warrant) shall thereafter be applicable as nearly as may be practicable in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of this Warrant.
 The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger of the corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

          (c) Upon each adjustment of the Exercise Price pursuant hereto, the number of shares of Common Stock specified in this Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share of Common Stock) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of this Warrant and dividing the product so obtained by the Exercise Price in effect after such adjustment.

          (d) Irrespective of any adjustments of the number or kind of securities issuable upon exercise of this Warrant or the Exercise Price, any warrants theretofore or thereafter issued may continue to express the same number of shares of Common Stock and Exercise Price as are stated in similar warrants previously issued.

          (e) The Company may, at its sole option, retain the independent public accounting firm regularly retained by the Company, or another firm of independent public accountants of recognized standing selected by the Company's board of directors (the "Board of Directors"), to make any computation required under this section and a certificate signed by such firm shall be conclusive evidence of any computation made under this section.

          (f) Whenever there is an adjustment in the Exercise Price and/or in the number or kind of securities issuable upon exercise of this Warrant, as provided herein, the Company shall: (I) promptly file in the custody of its Secretary or Assistant Secretary a certificate signed by the Chairman of the Board of Directors or the President or an Executive Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary of an Assistant Secretary of the Company, showing in detail the facts requiring such adjustment and the number and kind of securities issuable upon exercise of this Warrant after such adjustment; and (ii) cause a notice to be sent to the Holder stating that such adjustment has been effected and stating the Exercise Price then in effect and the number and kind of securities issuable upon exercise of this Warrant.

          (g) The Exercise Price and the number of shares issuable upon exercise of this Warrant shall only be adjusted in the manner and upon the conditions heretofore specifically referred to in Subsections 7(a) through 7(f) above.

     8. REGISTRATION RIGHTS. The Company hereby covenants and agrees as follows:

          (a) Definitions. As used in this Section 8, the following terms shall have the meanings set forth below:

               (i) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or document.

               (ii) The term "Registrable Securities" shall mean: (A) this Warrant; (B) the Common Stock issued or issuable upon exercise of this Warrant; and (C) any Warrant or Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other Stock referenced in (A) or (B) immediately above, excluding in all cases, however, any registrable Securities sold to the public pursuant to a registration under the Securities Act or an applicable exemption therefrom.


          (b) Piggy-back Registration Rights. If (but without any obligation to do so) the Company at any time during the two year period commencing ___________, ____ proposes to register (including for this purpose a registration effected by the Company for security holders other than the Holder) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty (20) days after receipt of such written notice from the Company, the Company shall, subject to the provisions of this Section 8, cause to be registered under the Securities Act all of the Registrable Securities that the Holder has requested to be registered; provided, however, that the Company shall have not such obligation if, in the good faith judgment of the Company's Board of Directors, it would be seriously detrimental to the Company and its security holders to include any Registrable Securities in the subject registration statement or offering or if the managing underwriter of the subject proposed offering objects in writing addressed to the Company to the inclusion of any Registrable Securities in the subject registration statement or offering; and provided further, however, that the Registrable Securities shall be subject to restrictions on transfer for 90 days after the effective date of the subject registration statement. The inclusion of any of the Holder's Registrable Securities in a registration statement filed by the Company and declared effective by the Securities and Exchange Commission ("SEC") shall be deemed to be the exercise by such Holder of the piggy-back registration rights granted herein to such Holder.

          (c) Obligations of the Company. Whenever required hereunder to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for at least four (4) months.

               (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (iv) Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably requested by the Holders for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

               (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering.

               (vi) Notify the Holders, promptly after the Company shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed.

               (vii) Notify the Holders of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order.


          (d) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant hereto that the Holder, having chosen to have its Registrable Securities included for registration, shall flurnish to the Company such information regarding the

Holder, its Registrable Securities and the intended method of disposition of such securities as shall be required to effect the registration thereof.
The Holder shall be required to represent to the Company that all sluch information which is given is complete and accurate in all material respects. The Holder shall deliver to the Company a statement in writing from the beneficial owners of such securities that such beneficial owners bona fide itend to sell, transfer or otherwise dispose of such securities.

          (e)     Expenses.

               (i) Registration Expenses. All expenses incurred by the Companpy in complying with Subsections 8(b), 8(c) and 8(d) hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Companpy, "Blue Sky" fees and expenses, and the expense of any special audits incident to or required by any such registration (but exclulding the compensation of regular employees of the Companpy which shall be paid in any event by the Company) shall be borne by the Company.

               (ii) Selling Expenses. All underwriting discounts, underwriters' expense allowance, and selling commissions applicable to the sale of Registrable Securities by the Holders and all fees and disbursements of any special counsel (other than the Company's regular counsel) shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of Registrable Securities so registered.

          (f) Underwriting Requirements. All Holders proposing to distribute their Registrable Securities through an underwriting in which the Company has proposed or is proposing to participate, shall (together with the Company and any other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other subsection of this Section 8, at the request of the managing underwriter, the Holder shall delay the sale of Registrable Securities which such Holder has requested be registered hereunder for up to 90 days following the effective date of the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall not be withdrawn from such registration except at the election of the Holder.

          (g) Delay of Registration. No Holder shall lhave any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this section.

          (h) Indemnification. In the event that any Registrable Securities are included in a registration statement pursuant hereto:

               (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors and partners of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; and the Company will reimburse the Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 8(h)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder; and further provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the prospectus, such indemnity agreement shall not inure to the benefit of any underwriter or broker, if a copy of the prospectus was not sent or given to such person with or prior to the confirmation of the sale of such securities to such person.


               (ii) To the extent permitted by law, each sellling Holder will indemnify and hold harmless the Company, its directors, its officers, any person who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter (within themeaning of the Securities
Act) for the Company and any person who controls such underwriter against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controllling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any s uch director, officer, controlling person, underwriter or controllling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 8(b)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

               (iii) Promptly after receipt by an indemnified party under this Subsection 9(b) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 8(h), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representationof such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests betweensuch indemnified party and any other party represented by such counsel insuch proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action,to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 8(h), but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 8(h).

          (i) Reports Under Exchange Act. Following registration of the Companpy's securities under the Exchange Act and with a view of making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation promulgated by the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (i) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times; and

               (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

          (j)     Termination of the Company's Obligations.
                  -----------------------------------------

               (i) The Company shall have no obligations pursuant to Subsection 8(b) with respect to any request made by the Holder after 08/01/2006.

               (ii) Notwithstanding any provision hereof to the contrary, the Companpy shall not be required to effect any registration under the Securities Act or under any state securities laws on behalf of any Holder or Holders if, in the opinion of counsel for the Companpy, the offering or transfer by such Holder or Holders in the manner proposed (including without limitation,the number of shares proposed to be offered or transferred and the method of offering or transfer) is exempt from the registration requirements of the Securities Act and the securities or "Blue Sky" laws of applicable states.


          (k) Holder's Acceptance of Obligations. Acceptance of this Warrant by its Holder(s) shall be deemed to constitute the unqualified acceptance by the Holder of all of the terms and conditions set forth herein.

     9.      TRANSFER TO COMPLY WITH THE SECURITIES ACT AND OTHER APPLICABLE
SECURITIES LAWS.   Neither this Warrant nor the shares of Common Stock (or
other securities) issuable upon exercise hereof have been registered under the securities Act or under state securities laws. Except as provided in
Section 4 above: (a) this Warrant may not be transferred, assigned, pledged, sold, or otherwise disposed of, and (b) the shares of Common Stock (or other securities) issuable upon exercise of this Warrant may not be transferred, assigned, pledged, sold or otherwise disposed of in the absence of registration under or exemption from the applicable provisions of the Securities Act, unless the Holder provides the Company with an opinion of counsel in form and substance satisfactory to the Company (together with such other representations and warranties as the Company may request) that the shares of Common Stock issued or issuable, as applicable, upon exercise of this Warrant may be legally transferred without violating the Securities Act, and any other applicable securities law and then only against receipt of an agreement of the transferee (in form and substance satisfactory to the Company) to comply with the provisions of this section with respect to any resale or other disposition of such securities.

     10. REDEMPTION. This Warrant may be redeemed at the option of the Company, at a redemption price of $.001 per Warrant at any time on or before 08/01/2006 provided that (i) the Company's Common Stock is then quoted on the NASDAQ Stock Market or listed on an exchange and (ii) the market price (as defined herein) for the Common Stock shall equal or exceed 120% of the then Exercise Price of the Warrant for twenty (20) consecutive trading days (or such other period in excess of such period as the Company may determine) prior to any such call for redemption. Notice of redemption shall be given to the Holder by first class mail, postage prepaid, not later than the thirtieth day before the date fixed for redemption (the "Redemption Date").
 On and after the Redemption Date, the Holder shall have no rights with respect to this Warrant except to receive the $0.001 per Warrant upon surrender of this Warrant. For purposes of this section, market price shall mean (i) the average closing bid price for twenty (20) consecutive trading days of the Company's Common Stock as reported by the NASDAQ Stock Market or
(ii) the last reported sale price, for twenty (20) consecutive trading days if the Company's Common Stock is traded on a national securities exchange. All Warrants must be redeemed if any of that class are redeemed.

     11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed by first class mail, postage prepaid, as follows: If to the Holder of this Warrant, at the address of the Holder as shown on the registry books maintained by the Company, its transfer agent or the Warrant Agent; and if to the Company, at 2188 Hwy.86,Milford,Iowa,51351, attention: President, with a copy by like means to Bank Midwest P.O. Box 979 Okoboji, Iowa,51355 attention: Curt Johnson.


     12. SURVIVAL. All agreements, covenants, representations and warranties set forth herein shall survive the execution and delivery of this Warrant any investigation at any time made by or on behalf of any parties hereto and the exercise and purchase of this Warrant.

     13. AMENDMENTS. The Company may, in its sole discretion, by supplemental agreement or pursuant to an amended warrant certificate issued in exchange for this Warrant make any changes or corrections to the terms and conditions hereof which it deems appropriate in order to (i) reduce the Exercise Price; (ii) extend the Expiration Date of this Warrant; (iii) cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (iv) modify such other terms and conditions hereof which modification, in the judgment of the Board of Directors, provides, when considered under the totality of the circumstances a net benefit to or which, in the exercise of such judgment, the Board of Directors determines would not be contrary to the interests of the Holder of this Warrant and/or to all of the Holders of the then outstanding Warrants of like tenor; provided, however, that no adverse change in the number or nature of the securities purchasable upon the exercise of this Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Holder of this Warrant. In addition, the Company may at any time hereafter enter into an agreement with a qualified warrant agent (a "Warrant Agent") chosen by it in its sole discretion to act on behalf of the Company in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants and the rights of the Holders thereof (a "Warrant Agreement"). The registration rights contained in Section 8 hereof shall survive any such modification or replacement of this Warrant.

     14. AGREEMENT OF WARRANT HOLDERS. Every Holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, any Warrant Agent, any Transfer Agent and every other Holder of a Warrant that:

     (a) The Warrants are transferable only on the registry books of the Company, the Transfer Agent or the Warrant Agent by the Holder thereof in person or by his attorney duly authorized in writing and only if the warrant certificates representing such Warrants are surrendered at the office of the Company or the Warrant Agent, if any, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company and the Warrant Agent, if any, in their sole discretion, together with payment of any applicable transfer taxes;

     (b) The Company and any Warrant Agent may deem and treat the person in whose name the warrant certificate is registered as the Holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and none of the Company, the Transfer Agent or the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 5 hereof;

     (c) Each Warrant shall be subject in all respects to the terms and conditions set forth in any amended warrant certificate upon the issuance thereof or in any Warrant Agreement entered into by the Company as permitted pursuant to Section 13 hereof upon the execution thereof and, in either such case, upon the mailing by the Company of notice of the amendment of the terms and conditions of this Warrant. In the event of the execution of any such Warrant Agreement, a true copy thereof such be promptly mailed by the Company to the Holder;

     (d) He shall execute all such further instruments and documents and take such further action as the Company may reasonably require in order to effectuate the terms and purposes of this Warrant.

     (e) The use of proceeds shall be for the repayment of debt to Bank Midwest. Should the proceeds of the warrant sale exceed the debt, the amount exceeding the debt shall become general funds for the company operations.

     15.     SEVERABILITY.   The provisions of this Warrant shall be
considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     16.     ENTIRE AGREEMENT.   This Warrant is intended to and does contain
and embody the entire understanding and agreement of the Company and the Holder with respect to the subject matter hereof and there exists no oral agreement or understanding, express or implied whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, unempowered or affected.

     17.     HEADINGS.   The headings in this Warrant are for convenience of
reference only and are not part of this Warrant.

     18.     GOVERNING LAW.   This Warrant shall be governed by and construed
and interpreted in accordance with the laws of the State of ________________ without reference to principles of conflict of laws.

     IN WITNESS WHEREOF, ____________________________________________________
as caused this Warrant to be signed in its name and on its behalf and its corporate seal to be affixed hereon by its duly authorized officers as of the date of issuance first above written.


                                        ___________________________

[SEAL]                                  By:     ____________________________
                                                        President



Attest:


_______________________________
Secretary

                     Annex A to Common Stock Purchase Warrant

                               FORM OF SUBSCRIPTION
                               --------------------

(Complete and sign only upon exercise of the Common Stock Purchase Warrant in whole or in part.)

TO:  _____________________________

     The undersigned, the Holder of the attached Common Stock Purchase Warrant to which this Form of Subscription applies, hereby irrevocably elects to exercise the purchase rights represented by such warrant for and to purchase thereunder ____shares of common stock, par value $.001 per share (the "Common Stock") from _______________________ (or such other securities issuable pursuant to the terms of the Common Stock Purchase Warrant) and herewith makes payment of $_______ therefor in cash or by certified or official bank check. The undersigned hereby requests that the certificate(s) representing such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:

Address:
Social Security Number:
Deliver to:
Address:

If the foregoing subscription evidences an exercise of the Common
Stock Purchase Warrant to purchase fewer than all of the shares of Common Stock (or other securities issuable pursuant to the terms of the Common Stock Purchase Warrant) to which the undersigned is entitled under such warrant, please issue a new warrant, of like tenor, relating to the remaining position of the securities issuable upon exercise of such warrant (or other securities issuable pursuant to the terms of such warrant) in the name(s), and deliver the same to the address(es), as follows:

Name:
Address:
Dated:             ___________, ______.



________________________
(Name of Holder)                   (Social Security or Taxpayer Identification
                                    Number or Holder, if applicable)


(Signature of Holder or Authorized Signatory)


Signature of Guaranteed:

                   Annex B to Common Stock Purchase Warrant

                              FORM OF ASSIGNMENT
                              ------------------

       (To be executed upon transfer of Common Stock Purchase Warrant)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ___________________________ the right represented by the Common Stock Purchase Warrant to which this Form of Assignment applies, No. WA- ________, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ attorney to transfer such Common Stock Purchase Warrant on the warrant register of __________________________, the issuer of the Common Stock Purchase Warrant, with full power of substitution.


Dated:	_____________, ______.

                                        Signature:




                                        (Signature must conform in all
                                        respects to name of holder as
                                        specified on the face of the Warrant)


                                        Signature Guaranteed: